Exhibit (a) (2)

LETTER OF TRANSMITTAL
TO EXERCISE WARRANTS
OF
NAVIOS MARITIME ACQUISITION CORPORATION

PURSUANT TO THE OFFER
JULY 27, 2010

THE PERIOD FOR THE EXERCISE OF PUBLIC WARRANTS ON ENHANCED TERMS, AND YOUR RIGHT TO RESCIND WARRANT EXERCISES MADE ON THE ENHANCED TERMS, WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 23, 2010, UNLESS THE EXERCISE PERIOD IS EXTENDED.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

BY MAIL, HAND OR OVERNIGHT DELIVERY:
CONTINENTAL STOCK TRANSFER & TRUST
COMPANY
17 BATTERY PLACE 8TH FLR
NEW YORK, NY 10004

CONFIRM BY TELEPHONE:
(212) 509-4000 ext. 536

DESCRIPTION OF PUBLIC WARRANTS EXERCISED AND
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

(Please Fill in Exercised Certificates Exactly as Name(s) Appear(s) on Certificate(s))

(Attach Signed Additional List if Necessary)

Number of Warrants Exercised
Number of Warrants
Certificate Numbers*	Represented by Certificate	Payment of $5.65 Exercise Price**	Cashless Exercise***

TOTAL WARRANTS EXERCISED:

*	Need not be completed if Public Warrants are being exercised through DTC.

**	For every Public Warrant exercised, a holder will receive one share of Common Stock and any fractional share that may result upon such exercise will result in a cash payment to the holder in an amount equal to the value of such fractional amount based on the closing price of the Common Stock immediately preceding the Expiration Date.

***	For every 4.25 Public Warrants exercised cashlessly, a holder will receive one share of Common Stock and any fractional share that may result upon such exercise will result in a cash payment to the holder in an amount equal to the value of such fractional amount based on the closing price of the Common Stock immediately preceding the Expiration Date.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby exercises the above described Public Warrants of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), pursuant to the Company’s Offer Letter, dated July 27, 2010 and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to the holders of the Company’s 25,300,000 publicly traded warrants (issued in the initial public offering of the Company) (the “Public Warrants”) for shares of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”), pursuant to which such holders will have the opportunity to exercise the Public Warrants as follows:

•	at a reduced exercise price of $5.65 rather than $7.00, per share (Option 1); and/or

•	on a cashless basis, at a rate of 4.25 Public Warrants for one share of Common Stock (Option 2).

No fractional shares will be issued.  If you elect to exercise Public Warrants and your exercise results in a fractional share of Common Stock to be issued, you will receive cash in an amount equal to the market value of such fractional share based on the closing price of the Common Stock on the day immediately preceding the Expiration Date.

UNEXERCISED WARRANTS SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON JUNE 25, 2013, UNLESS REDEEMED EARLIER.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE WARRANTS.

Subject to and effective upon acceptance for exercise of the Public Warrants exercised hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase shares of the Common Stock covered by such Public Warrant certificate, as described above, and delivers payment herewith in full upon exercise at the reduced exercise price of $5.65 per one share of Common Stock, or upon the cashless exercise of 4.25 Public Warrants per share of Common Stock, or upon a combination of the above, all as indicated on the first page of this Letter of Transmittal.

The undersigned acknowledges that they have been advised to consult with their own advisors as to the consequences of participating in the Offer. In connection with the Offer, the Dealer Manager, S. Goldman Advisors LLC will receive an aggregate fee equal to the sum of (a) 4% of (i) the cash exercise prices paid by all Public Warrant holders, and (ii) the value of the Common Stock that is issued to all Public Warrant holders who cashlessly exercise their Public Warrants; and (b) 2% of the cash exercise prices paid by Navios Maritime Holdings Inc., an affiliate of the Company, and Angeliki Frangou, the Company’s Chairman and Chief Executive Officer, in connection with the exercise of their Private Warrants (as defined below). The value of the Common Stock will be equal to the average closing price of the Company’s shares for the five-day period ending on the Expiration Date.

The undersigned, by exercising Public Warrants pursuant to the Offer, hereby consents to the amendment (the “Amendment”) of an aggregate of 13,925,000 private warrants (“Private Warrants”) owned by Navios Holdings, the principal stockholder of the Company, and certain officers, directors and a former director of the Company to (i) remove the condition that 6,325,000 of such Private Warrants may not be exercised unless and until the last sale price of the Company’s Common Stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the Company’s initial business combination so that such Private Warrants will be currently exercisable, and (ii) amend the terms of all 13,925,000 Private Warrants to allow them to be exercised for up to 10 calendar days after the final expiration of the Offer; provided, that, if the tenth day falls on a non-business day, the period would be extended to the next business day.

The undersigned hereby represents and warrants to the Company that:

(a) the undersigned has full power and authority to tender, subscribe for and purchase all of the Common Stock of the Company that may be received upon exercise of the Public Warrants pursuant to either method of exercise;

(b) he, she or it has good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Public Warrants exercised hereby;

(d) the undersigned understands that exercises of Public Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(e) the undersigned agrees to all of the terms of the Offer, including consenting to the Amendment; and

(f) the undersigned has read the Company’s Registration Statement on Form F-3 (File No. 333-151707), including the Reports on Form 6-K incorporated therein by reference, and understands the Offer is not dependent on the consummation of the vessel acquisition described therein.

The Company does not view the representation made in (f) above as a waiver of liability and the Company agrees not to assert that such representation constitutes a waiver of liability.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below. This Letter of Transmittal is to be used only if (a) certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary) or (b) delivery of Public Warrants is to be made by book-entry transfer to the depositary’s account at The Depositary Trust Company (the “DTC”) pursuant to the procedures set forth in the Offer to Purchase.

If you desire to exercise Public Warrants pursuant to the Offer and you cannot deliver your Warrant certificate(s) (or you are unable to comply with the procedures for book-entry transfer on a timely basis) and all other documents required by this Letter of Transmittal are delivered to the depositary prior to the Expiration Date, you may exercise your Warrants according to the guaranteed delivery procedures set forth in the section of the Offer Letter titled “Procedure for Exercising Warrants.” See Instruction 2.

Delivery of documents to DTC does not constitute delivery to the depositary.

“Expiration Date” means 11:59 p.m., New York City time, on August 23, 2010, unless and until the Company, in its sole discretion, extends the Offer, in which case the “Expiration Date” means the latest time and date at which the Offer, as extended, expires.

The name(s) and address(es) of the registered holder(s) should be printed below, exactly as they appear on the certificates representing the Public Warrants exercised hereby. The certificate numbers, the number of Public Warrants represented by such certificates, and the number of Public Warrants that the undersigned wishes to exercise and pursuant to which method, should be set forth in the appropriate boxes above.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF A PUBLIC WARRANT BY THE COMPANY FOR EXERCISE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

This Letter of Transmittal is to be completed by a holder of Public Warrants either if (i) Warrant Certificates are to be forwarded with this Letter of Transmittal or (ii) if the Public Warrants the holder is electing to exercise are to be delivered by book-entry transfer pursuant to the procedures set forth in the Offer Letter under Section 2, “Procedure for Exercising Public Warrants — Book-Entry Delivery.” Delivery of documents to DTC or to the Company does not constitute delivery to the depositary.

The undersigned hereby: (i) elects to exercise the Public Warrants described under “Election(s) to Exercise” below (Box 1); and (ii) agrees to purchase the Common Stock issuable thereunder and is submitting, if applicable, the applicable exercise price (by certified check or wire amount), in each case, pursuant to the terms and subject to the conditions described in the Offer Letter and this Letter of Transmittal. The undersigned is the registered owner of all such Public Warrants and represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder”, a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Public Warrants described in Box 1 below and the Company’s receipt of available funds equal to the amount of the applicable exercise price, if applicable, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Public Warrants being exercised hereby, waives any and all other rights with respect to such Public Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Public Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Public Warrants the undersigned is electing to exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Public Warrants the undersigned is electing to exercise (together with the applicable exercise price being tendered herewith) to the Company or cause ownership of such Public Warrants to be transferred to, or upon the order of, the Company, on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the Common Stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Public Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Public Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Common Stock for the exercised Public Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Common Stock (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Public Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Warrant Agent or at DTC to which the Common Stock should be issued.

The undersigned understands that elections to exercise Public Warrants pursuant to the procedures described under Section 1, “General Terms” in the Offer Letter and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer Letter under the caption Section 1, “General Terms”, and subject to the conditions of the Offer set forth in the Offer Letter under Section 2.B., “Conditions of the Offer,” subject only to withdrawal of elections to exercise on the terms set forth in the Offer Letter under Section 3, “Rescission Rights.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that it has full power and authority to exercise, assign and transfer the Public Warrants the undersigned has elected to exercise pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Warrant Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE BOXES.

☐	CHECK HERE IF THE WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER AND COMPLETE BOX 4 BELOW.

Name

Address

Box 1

ELECTION(S) TO EXERCISE

Election to Exercise by Payment of Reduced Exercise Price

Complete the table below ONLY if you are electing to exercise some or all of your Public Warrants at the reduced exercise price of $5.65.

A	B	C	D
Total Shares of
Number of Public Warrants		Total Exercise Price (Multiply Column A	Common Stock Issued
Being Exercised	Exercise Price	by Column B)	(Multiply Column A by One)
$5.65

Election to Exercise by Exchange of Public Warrants

Complete the table below ONLY if you are electing to exercise Public Warrants by cashlessly exercising 4.25 Public Warrants for one share of Common Stock.

A	B	C
Number of Public Warrants
Required to be Cashlessly
Number of Public Warrants	Exercised per Full Common	Total Shares of Common Stock to be Issued
Being Exercised	Share	(Divide Column A by Column B)
4.25

Box 2
SPECIAL ISSUANCE INSTRUCTIONS
To be completed ONLY if certificates for Common Stock purchased hereby are to be issued in the name of someone other than the undersigned.

Issue Common Stock certificates:

Name(s)

(Please Print)

Address(es)

Box 3
SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if certificates for Common Stock of the Company purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s)

(Please Print)
Address(es)

Box 4

USE OF BOOK-ENTRY TRANSFER

To be completed ONLY if delivery of Public Warrants is to be made by book-entry transfer.

Name of Exercising Institution:

Account Number:

Transaction Code Number:

Box 5

EXERCISING HOLDER SIGNATURE

x

x
(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Public Warrants as their name(s) appear(s) on the Public Warrants or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 5.

Name(s):

Capacity:

Street Address:
(Include Zip Code)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature Guarantee
(If Required by Instruction 4)

Authorized Signature

Name:
(Please Print or Type)

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instruction 1)

Address:
(Include Zip Code)

Area Code and Telephone Number:

Date:

PLEASE SIGN HERE
(To be completed by all Public Warrant holders)

(Signature of Owners

Dated:   , 2010

Name(s):
(Please Print)

Address(es):

Capacity (full title):

Telephone number:

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with his Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.)

GUARANTEE OF SIGNATURE(S)

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

Address:

Area Code and Telephone Number:

Dated:   , 2010

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the Public Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b) such Public Warrants are exercised for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c) the Holders of such Public Warrants reside outside of the U.S. and are not otherwise exercising the Public Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

This Letter of Transmittal is to be used only if:

•	certificates for Public Warrants are delivered with it to the depositary; or

•	the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary; or

•	an exercise of Public Warrants pursuant to the procedure for exercise by book-entry transfer set forth in Section 2 of the Offer Letter.

Unless Public Warrants are being exercised by book-entry transfer, as described below, (a) a properly completed and duly executed Letter of Transmittal, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees), (b) certificates for the Public Warrants being exercised, and (c) any other documents required by the Letter of Transmittal should be mailed or delivered to the depositary at the appropriate address set forth on the front page of this document and must be received by the depositary prior to the expiration of the Offer. If certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Public Warrants may be validly exercised pursuant to the procedures for book-entry transfer as described in the Offer to Purchase. In order for shares to be validly exercised by book-entry transfer, the depositary must receive, prior to the Expiration Date of the Offer, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal or an Agent’s Message if the exercising Public Warrant holder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exercising the Public Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are exercising by book-entry transfer, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

If your Public Warrant certificates are not immediately available, you cannot deliver your Public Warrants and all other required documents to the depositary or you cannot complete the procedure for delivery by book-entry transfer prior to the Expiration Date, you may exercise your Public Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter. Pursuant to such procedure:

(i) such exercise must be made by or through an Eligible Institution;

(ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the depositary prior to the expiration of the Offer; and

(iii) the certificates for all physically delivered Public Warrants in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the depositary’s account at DTC of all Public Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the depositary within three New York Stock Exchange trading days after the date the depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer Letter.

The method of delivery of all documents, including Public Warrant certificates, the Letter of Transmittal and any other required documents, is at the election and risk of the exercising Public Warrant holder, and the delivery will be deemed made only when actually received by the depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer Letter, no alternative or contingent exercises will be accepted.

3. INADEQUATE SPACE.  If the space provided in the box captioned “Description of Public Warrants Exercised” is inadequate, the certificate numbers and/or the number of Public Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. WARRANTS EXERCISED.  Public Warrant holders who choose to participate in the Offer, may exercise some or all of such holder’s Public Warrants pursuant to the terms of the Offer.

5. SIGNATURES ON LETTER OF TRANSMITTAL.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Public Warrants exercised hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the Public Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c) If any exercised Public Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the Public Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Public Warrants or separate ordinary share power(s) are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate ordinary share power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or ordinary share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or ordinary share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6. SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS.  If certificates for Common Stock purchased upon exercise of the Public Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 5.

7. IRREGULARITIES.  All questions as to the number of Public Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of Public Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all exercises of Public Warrants it determines not to be in proper form or to reject those Public Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the exercise of any particular Public Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No exercise of Public Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.

8. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.  Please direct questions or requests for assistance, or for additional copies of the Offer Letter, Letter of Transmittal or other materials, in writing to:

MORROW & CO., LLC

470 WEST AVENUE
STAMFORD, CT 06902
(203) 658-9400
tender.info@morrowco.com

Banks and Brokerage Firms Call: (203) 658-9400

Shareholders Call Toll Free: (800) 662-5200

IMPORTANT:  THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).